UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 14, 2006

GOLFSMITH INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)
333-101117
(Commission File Number)
16-1634897
(I.R.S. Employer Identification Number)
11000 North IH-35, Austin, Texas 78753-3195
(Address and zip code of principal executive offices)
(512) 837-8810
(Registrant’s telephone number, including area code)
N/A
(Name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 15, 2006, Golfsmith International Holdings, Inc., a Delaware Corporation (the “Company”) entered into an amendment to its commitment letter (the “Commitment Letter”) with General Electric Capital Corporation (“GE Capital”). Pursuant to the Commitment Letter, GE Capital had agreed to underwrite a $65,000,000 senior secured credit facility (the “Credit Facilities”) to the Company in connection with the Company’s initial public offering (the “IPO”). A copy of the Commitment Letter was filed as Exhibit 10.35 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-132414) on June 1, 2006. Pursuant to the amendment (the “Amended Commitment Letter”), GE Capital agreed that in the event the Credit Facilities do not close on or prior to the closing of the IPO, GE Capital would amend the Company’s existing senior secured credit facility, on terms reasonably satisfactory to GE Capital and the Company, on or prior to the date of the IPO to increase the commitment under the facility by up to $30 million. The Amended Commitment Letter otherwise allows the IPO without requiring any mandatory prepayment from the IPO proceeds. Attached as Exhibit 99.1 hereto and incorporated by reference in its entirety is the Amended Commitment Letter entered into by the Company and GE Capital on June 15, 2006.
Item 8.01 Other Events.
     On June 14, 2006, the Company announced the pricing of its IPO at an initial public offering price of $11.50. Attached as Exhibit 99.2 hereto and incorporated by reference in its entirety is the press release issued by the Company on June 14, 2006.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 99.1	Amended Commitment Letter dated June 15, 2006, by and between Golfsmith International Holdings, Inc. and General Electric Capital Corporation.

Exhibit 99.2	Press release, dated June 14, 2006, announcing the pricing of the initial public offering.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

By: /s/ James D. Thompson

Name: James D. Thompson
Title: Chief Executive Officer, President and Director
Dated: June 16, 2006

Exhibit Index

Exhibit No.	Description
99.1	Amended Commitment Letter dated June 15, 2006, by and between Golfsmith International Holdings, Inc. and General Electric Capital Corporation.

99.2	Press Release, dated June 14, 2006, announcing the pricing of the initial public offering.